Exhibit 10.3

LOUISIANA-PACIFIC CORPORATION
2004 EXECUTIVE DEFERRED COMPENSATION PLAN

This 2004 Executive Deferred Compensation Plan (the “Plan”) is adopted by Louisiana-Pacific Corporation, a Delaware corporation (“Corporation”), effective as of August 16, 2004 (the “Effective Date”). Capitalized terms not otherwise defined in the Plan have the meanings set forth in Section 16.

1.                                       PURPOSE OF PLAN

The continued growth and success of Corporation are dependent upon its ability to attract and retain the services of executives and key employees of the highest competence and to provide incentives for their effective service and superior performance. The purpose of the Plan is to advance the interests of Corporation and its shareholders through a deferred compensation program that will attract and retain executives and key employees.

2.                                       NATURE OF PLAN

This Plan is intended to be and will be administered by Corporation as an income tax nonqualified, unfunded plan primarily for the purpose of providing deferred compensation for a “select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

3.                                       SPONSORING EMPLOYERS

The sponsoring employers (“Employers”) of the Plan are Corporation and any subsidiary or affiliate of Corporation that is an employer of a Participant for income tax purposes.

4.                                       ELIGIBILITY AND PARTICIPATION

4.1                                 General. All employees of Corporation or any subsidiary or affiliate of Corporation who are (a) within Levels 1 or 2 of the Louisiana-Pacific Corporation Management Incentive Plan (“MIP 1 or MIP 2 level employees”) on the Effective Date and (b) participants in the Qualified Plans will automatically be participants in the Plan (“Participants”). For all purposes of this Plan, Corporation’s Chief Executive Officer will be considered an MIP 1 level employee. An employee who first becomes an MIP 1 or MIP 2 level employee after the Effective Date will become a Participant as of the date the employee attains that MIP level.

4.2                                 Cessation of Participation. If a Participant ceases to be an MIP 1 or MIP 2 level employee:

4.2.1                        Participant Deferral Contributions and Employer Match Contributions. His or her participation in the Plan will then cease and no further Participant Deferral Contributions as described in Section 5 or Employer Match Contributions as described in Section 6.3 will be made or credited for such former Participant with respect to services performed after the date of such cessation; and

4.2.2                        Qualified Plan Credits. Such former Participant will be entitled to a Qualified Plan Supplemental Credit and a Qualified Plan Makeup Credit, if any, to the extent provided for in Sections 6.1 and 6.2.

5.                                       PARTICIPANT CONTRIBUTIONS

Participants may, but are not required to, make voluntary Participant Deferral Contributions as described in Section 5.1.

5.1                                 Participant Deferral Contributions. Subject to the special rules and limitations set forth in Sections 5.2, 5.3, and 5.4, a Participant may, by delivery to Corporation of a written Participant Deferral Election (in such form and at such time as may be prescribed by or at the direction of the Committee) not later than the day preceding the first day of a Deferral Period, elect to defer a specified portion of the Participant’s Base Compensation earned for services performed in Pay Periods beginning in such Deferral Period and/or a specified portion of the Participant’s Annual Bonus earned for services performed during such Deferral Period (even if all or a portion of the Base Compensation or Annual Bonus will be paid in a subsequent Deferral Period).

EXAMPLE:  A Participant Deferral Election to defer a specified portion of a Participant’s Base Compensation earned for services performed during Pay Periods beginning in 2005, and/or a specified portion of the Participant’s Annual Bonus for 2005 that will be payable, if at all, in the first quarter of 2006, must be delivered to Corporation no later than December 31, 2004 (or such earlier date as specified by the Committee).

A Participant’s Participant Deferral Election for a Deferral Period may not be amended or revoked after the commencement of that Deferral Period (except as expressly provided in Section 10.4.5 with respect to changes to the Participant’s Form of Benefit Election included in the Participant Deferral Election). The portion of a Participant’s Base Compensation or Annual Bonus that the Participant elects to defer will be credited to his or her Participant Deferral Contribution Account described in Section 7.1.1 as a Participant Deferral Contribution on the same day or days as each corresponding non-deferred portion of the Participant’s Base Compensation or Annual Bonus is actually payable to the Participant. Each Participant Deferral Election for a Deferral Period will also include a Form of Benefit Election, as described in Section 10.4, with respect to Participant Deferral Contributions and Employer Contributions, and Earnings attributable to those contributions, for the Deferral Period.

5.2                                 Deferral Contributions for 2004 Deferral Period. Notwithstanding Section 5.1, a person who becomes a Participant on the Effective Date may, by written Participant Deferral Election delivered to Corporation not later than September 15, 2004, elect to defer a specified portion of the Participant’s Base Compensation earned for services performed by the Participant during Pay Periods beginning in the period from October 1, 2004, through December 31, 2004, and/or a specified portion of the Participant’s Annual Bonus for 2004 (that will be payable, if at all, in the first calendar quarter of 2005).

5.3                                 New Participants. A person who first becomes a Participant after the Effective Date and during a Deferral Period, may make an Participant Deferral Election with respect to Base Compensation earned by the Participant for services performed by the Participant during Pay Periods beginning in the portion of the initial Deferral Period after the date of the Participant Deferral Election and/or a specified portion of the Participant’s Annual Bonus for such initial Deferral Period only if the new Participant makes the Participant Deferral Election within 30 days after he or she first becomes a Participant.

5.4                                 Limitation on Participant Deferral Elections. A Participant may elect to defer up to 90% of the Participant’s Base Compensation and/or up to 90% of the Participant’s Annual Bonus. The specified portion of Base Salary or Annual Bonus to be deferred must be stated as a percentage.

5.5                                 Changes in Election Procedure. The Committee may, from time to time, adopt or modify rules and restrictions governing Participant Deferral Elections and minimum or maximum deferral amounts.

6.                                       EMPLOYER CONTRIBUTIONS

Corporation will credit Participants with Employer Contributions as described in this Section 6.

6.1                                 Qualified Plan Supplemental Credit. Each Participant who remains a Participant on the last day of a Qualified Plan Year and whose Total Compensation for such Qualified Plan Year exceeds the Applicable Compensation Limit for such Qualified Plan Year will be credited with a Qualified Plan Supplemental Credit Employer Contribution, determined and credited to the Participant’s QPSC Account as soon as practicable after the last day of such Qualified Plan Year, in an amount equal to the additional amount which would have been contributed or credited for such Qualified Plan Year to the Qualified Plans for the Participant if the amount by which the Participant’s Total Compensation exceeds the Applicable Compensation Limit had been included as Qualified Plan Compensation for such Qualified Plan Year.

6.2                                 Qualified Plan Makeup Credit. Each Participant who remains employed by an Employer (whether or not such employee remains a Participant) on the last day of a Qualified Plan Year will be credited with a Qualified Plan Makeup Credit Employer Contribution, determined and credited to the Participant’s QPMC Account as soon as practicable after the last day of such Qualified Plan Year, in an amount equal to the positive difference, if any, between (a) the amount which would have been contributed or credited for such Qualified Plan Year to the Qualified Plans for the Participant if no Annual Deferral Contribution had been made for the Participant under this Plan for such Qualified Plan Year and (b) the amounts actually contributed or credited to the Qualified Plans for the Participant for such Qualified Plan Year.

6.3                                 Employer Matching Contribution. Each Participant Deferral Contribution by a Participant will be matched by an Employer Matching Contribution in an amount equal to 3.5% of such Participant Deferral Contribution. Such Employer Matching Contributions will be credited to a Participant’s Employer Match Account as of the same day or days that each corresponding Participant Deferral Contribution is credited to his or her Participant Deferral Contribution Account pursuant to Section 5.1.

6.4                                 Limitation on Payment of Employer Contributions. Notwithstanding any other provision of this Section 6, no Employer Contributions credited to any Participant for any Deferral Period, including Earnings credited with respect to such Employer Contributions, will be payable to the Participant if such Participant accrues a benefit under any supplemental executive retirement plan or agreement maintained by any Employer (a “SERP Arrangement”) for such Deferral Period, except to the extent that under the terms of such SERP Arrangement there is an offset for Employer Contributions and Earnings credited to the Participant under this Plan.

7.                                       DEFERRAL ACCOUNTS

7.1                                 Deferral Accounts and Subaccounts.

7.1.1                        Participant Deferral Account. All Participant Deferral Contributions made by a Participant and all Earnings attributable to such Participant Deferral Contributions under the Plan will be credited to a separate bookkeeping account maintained by Corporation in the name of the Participant (a “Participant Deferral Contribution Account”).

7.1.2                        Employer Contribution Accounts. Employer Contributions will be credited as follows:

(a)                                  All Qualified Plan Supplemental Credit Employer Contributions, Qualified Plan Makeup Credit Employer Contributions, and Employer Matching Contributions for a Participant and all Earnings attributable to such Employer Contributions will be credited (as of the dates specified in Section 6) to separate bookkeeping accounts maintained by Corporation in the name of the Participant (a “QPSC Account,” a “QPMC Account,” and an “Employer Match Account”).

(b)                                 The QPSC, QPMC, and Employer Match Accounts maintained for each Participant will be referred to collectively as the Participant’s Employer Contribution Accounts.

7.1.3                        Deferral Account. Except where the context specifically refers to either a Participant’s Participant Deferral Contribution Account or Employer Contribution Accounts, references in this Plan to a Participant’s “Deferral Account” mean both the Participant Deferral Contribution Account and the Employer Contribution Accounts.

7.1.4                        Subaccounts. Each Participant’s Deferral Account will have separate subaccounts (“Subaccounts”) as described in this Section.

(a)                                  Annual Subaccount. Each Participant will have an Annual Subaccount for each Deferral Period designated for the calendar year corresponding to the Deferral Period (e.g., a 2004 Subaccount, a 2005 Subaccount, etc.) maintained to reflect (i) the Participant Deferral Contributions and Employer Matching Contributions made or credited to the Participant’s Deferral Account for such Deferral Period and the Qualified Plan Supplemental Credit and Qualified Plan Makeup Credit Employer Contributions, if any, credited to the Participant’s Deferral Account that relate to the Qualified Plan Year that corresponds to the Deferral Period, and (ii) Earnings attributable to such contributions.

(b)                                 Investment Subaccounts. Each Annual Subaccount will be further divided into Subaccounts to reflect the Investment Funds designated by the Participant as provided in Section 7.2.3.

7.1.5                        Nature of Accounts and Subaccounts. Deferral Accounts and Subaccounts are record-keeping devices utilized for the sole purpose of determining the benefits payable under the Plan and will not constitute a separate fund of assets.

7.2                                 Additional Amounts Credited as Growth Factor.

7.2.1                        General. Each Deferral Account will accrue an additional amount as described in Section 7.2.2 referred to as “Growth Factor” from the date Participant Deferral Contributions and/or Employer Contributions are credited to a Deferral Account until the date of final payment of the entire balance of a Deferral Account.

7.2.2                        Growth Factor. For any Measurement Period, the Growth Factor will be the amount of investment income or loss (including unrealized appreciation or depreciation) that would have been realized had an amount equal to the total balance in the Deferral Account as of the first date of the Measurement Period been invested in the Investment Fund or Funds described in Section 7.2.3 specified for that Measurement Period by the Participant.

7.2.3                        Investment Funds. For purposes of determining Growth Factor, a Participant may specify one or a combination of Investment Funds designated from time to time by, or at the direction of, the Committee. The Investment Funds will be selected and may be changed from time to time by the Committee; provided however that the Committee will limit the selected Investment Funds to the extent it determines to be necessary to meet requirements of applicable law and Treasury Regulations that investment options under the Plan be “comparable” to the investment options which a Participant may elect under the Qualified Plans. Pursuant to forms and procedures to be designated by or at the direction of the Committee (including such limitations with respect to the timing and frequency of modifications as the Committee may determine to be appropriate), a Participant may modify his or her designation of Investment Funds from time to time. A Participant may:

(a)                                  Specify what percentage of future Participant Deferral Contributions and Employer Contributions are to be deemed to be invested in particular Investment Funds; and/or

(b)                                 Provide for reallocation of amounts from one Investment Fund to one or more other Investment Funds.

7.2.4                        Subaccounts. All amounts in a Deferral Account deemed invested in a particular Investment Fund will be treated as held in a separate Investment Subaccount as described in Section 7.1.4(b) corresponding to that Investment Fund.

7.2.5                        No Beneficial Interest. Investment Funds are solely for the purpose of computing the amount of Growth Factor to be credited to or charged against a Deferral Account for any Measurement Period. The Employers may, but will have no obligation to, actually maintain investments corresponding to the Investment Funds. In the event the Employers (directly or indirectly through a trust as described in Section 8.2) make actual investments corresponding to Investment Funds, no Participant or Beneficiary will have any rights or beneficial interest in such actual investments other than their rights as unsecured creditors of the Employers with respect to benefits under the Plan.

7.3                                 Withholding. Any withholding of taxes or other amounts with respect to Employer Contributions or the accrual of Growth Factor under the Plan that is required by federal, state, or local law will be withheld from the Participant’s Base Compensation or otherwise paid by the Participant.

7.4                                 Determination of Deferral Accounts and Subaccounts. Each Participant’s Deferral Account and Subaccounts as of the last day of each Measurement Period will consist of the balance of the Deferral Account and Subaccounts as of the first day of the Measurement Period, adjusted as follows:

7.4.1                        Participant Deferral Contributions. Participant Deferral Contributions will be credited as provided in Section 5.1 on the same dates as the corresponding non-deferred compensation is actually payable under the Employer’s normal payroll practices.

7.4.2                        Employer Contributions. Employer Contributions will be credited as of the dates specified in Section 6 for each type of Employer Contribution;

7.4.3                        Growth Factor. Growth Factor will be credited (or charged) to reflect an amount equivalent to the investment returns (or loss) that would have been realized during the Measurement Period had the balance in each Subaccount as of the first day of the Measurement Period been invested in the actual investments corresponding to the Investment Fund for the Subaccount during such Measurement Period;

7.4.4                        Distributions. Distributions of Plan benefits to a Participant or Beneficiary during the Measurement Period will be charged on a pro rata basis to reduce each Subaccount as of the date of such distribution; and

7.4.5                        Other Adjustments. The Committee may direct such other adjustments (increases or decreases) as the Committee may determine are necessary and appropriate, including but not limited to a reduction caused by the Employer’s payment of the Participant’s share of any payroll taxes attributable to Earnings.

7.5                                 Valuation Dates for Distributions. For purposes of this Section 7, and for purposes of determining the Measurement Period for any period in which a distribution is made to a Participant or a Beneficiary, the date of such distribution will be a special Valuation Date (and will thus constitute the end of that Measurement Period).

8.                                       SOURCE OF BENEFITS

8.1                                 Unfunded Plan. This Plan and the benefits payable pursuant to the Plan are unfunded and will be payable only from the general assets of the Employers. The Employers do not represent that a specific portion of their assets will be used to provide the benefits under the Plan. Participants or Beneficiaries will not have any ownership or beneficial interest in any assets of any Employer. Nothing in this Plan will be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from any Employer under this Plan, such rights will be no greater than the rights of any unsecured general creditor of such Employer.

8.2                                 Trust. Notwithstanding the foregoing, the Employers may (but are not required to) deposit moneys under any trust established by Corporation (a “Trust”) for the sole purpose of paying benefits under the Plan from those funds and the income on those funds, unless such Trust assets are required to satisfy the obligations of the Employers to their general creditors. Such Trust must meet the requirements of a so-called “Rabbi Trust” under Revenue Procedure 92-64, 1992-2 CB 422.

9.                                       VESTING AND FORFEITURE

9.1                                 Participant Deferral Accounts. Each Participant is always fully Vested in his or her Participant Deferral Account.

9.2                                 Employer Contribution Accounts. A Participant will become fully Vested in his or her Employer Contribution Accounts (the QPSC Account, the QPMC Account, and the Employer Match Account) upon attaining Retirement Age or upon the Participant’s death, Disability, or termination of employment with an Employer for any reason within 24 months following a Change in Control. A Participant who terminates employment with an Employer prior to attaining Retirement Age for any other reason will become Vested in such Employer Contributions Accounts as follows:

9.2.1                        QPSC Account and QPMC Account. A Participant’s QPSC Account and QPMC Account will become Vested at the same rate and manner as they would have otherwise vested under the underlying Qualified Plans had the Employer Contributions to such Accounts had been made to the Qualified Plans.

9.2.2                        Employer Match Account. A Participant’s Employer Match Account will become fully Vested upon completion of two Years of Service.

9.3                                 Forfeitures. A Participant who terminates employment with an Employer will forfeit that percentage of his or her Employer Contribution Accounts (and each Subaccount) that has not become Vested as of the date of such termination. Amounts forfeited will revert to the Employers to be used as the Employers determine in their sole discretion. No Participant or Beneficiary will have any interest in or claim against any forfeited amounts.

10.                                 PLAN BENEFITS

10.1                           During Employment. Except as expressly provided in Section 10.1.1 with respect to an unforeseeable emergency and in Section 10.1.2 with respect to In-Service Distributions, no portion of a Participant’s Deferral Account may be distributed to or for the benefit of the Participant before the Participant’s separation of service from an Employer.

10.1.1                  Unforeseeable Emergencies. The Vested portion of a Participant’s Deferral Account may be distributed to the Participant before termination of employment in connection with an unforeseeable emergency (as defined below). Upon a finding that a Participant has suffered an unforeseeable emergency, the Committee may, in its sole discretion, make distributions from the Vested portion of the Participant’s Deferral Account to the extent provided in this Section. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, the Participant’s Spouse, or of a Dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case. Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home. Any such distribution approved by the Committee will be limited to the amount necessary to meet the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship.)  Such distributions will be paid in a lump sum and will be charged to the Participant’s Deferral Account. A pro rata portion of such distribution will be treated as a distribution out of each Subaccount. The Committee may impose such restrictions or additional requirements with respect to distributions in connection with an unforeseeable emergency as the Committee determines to be necessary or appropriate to comply with Treasury Regulations.

10.1.2                  In-Service Distributions. A Participant will be permitted to receive an In-Service Distribution from his or her Deferral Account subject to the following restrictions:  An election to receive an In-Service Distribution must be made at the same time a Participant makes a Participant Deferral Election for a particular Deferral Period and will relate only to the Annual Subaccount (as described in Section 7.1.4(a)) corresponding to that Deferral Period. Such election must specify a distribution date, which may not be earlier than five years after the first day of the Deferral Period covered by the election. Such an In-Service Distribution election may be modified (subject to the restrictions set forth in Section 10.4.5); provided however that any such modification may not be made less than 12 months prior to the date the In-Service Distribution was originally scheduled. In-Service Distributions will be made in a lump sum and will include the Participant’s entire Annual Subaccount covered by such election. If the Participant terminates employment for any reason prior to the specified In-Service Distribution date, distribution of the Participant’s Annual Subaccount will be made as provided in Section 10.2 in accordance with the Participant’s Form of Benefit Election for the Deferral Period.

10.2                           After Termination of Employment. If a Participant terminates employment with an Employer for any reason, including death, Corporation will pay to the Participant (or the Participant’s Beneficiary, in case of death) benefits equal to the Vested balance in the Participant’s Deferral Account. Except as provided below, Plan benefits as a result of death or other termination of employment will be paid in the form elected by the Participant as provided in Section 10.4. Notwithstanding a Participant’s installment election, if the aggregate balance of the Participant’s Deferral Account is $25,000 or less on the Valuation Date immediately preceding the date of the Participant’s termination of employment, the entire benefit will be paid in a lump sum within 65 days of the termination date.

10.3                           Distributions to Specified Employees and Reporting Persons. Notwithstanding any other provision of the Plan, unless the Committee expressly determines that delays as described in paragraphs (a) and/or (b) of this Section are not required under applicable law or Treasury Regulations to avoid constructive receipt of Plan benefits or to avoid having Plan benefits treated as excess parachute payments under IRC §§ 280G and 4999, (a) distributions to a Participant who is a Specified Employee may not be made or commenced earlier than six months after the date of the Participant’s separation of service from an Employer, and (b) following a Change in Control, distributions to a Participant who is a Reporting Person may not be made or commenced earlier than one year following the Change in Control.

10.4                           Election of Form of Benefit Payment.

10.4.1                  Election. Pursuant to forms and procedures prescribed by, or at the direction of, the Committee, each Participant may, as part of each Participant Deferral Election for each Deferral Period, elect the form of payment of the Participant’s benefits under the Plan (a “Form of Benefit Election”) with respect to the Participant’s Annual Subaccount (as described in Section 7.1.4(a)) corresponding to that Deferral Period. For each Deferral Period, a Participant must make a Form of Benefit Election governing the form of payment for the Participant’s entire Annual Subaccount corresponding to that Deferral Period.

10.4.2                  Available Forms of Payment. The available forms of payment of Plan benefits are:

(a)                                  A lump sum amount equal to the applicable Vested portion of the Annual Subaccount; or

(b)                                 Annual installments of the Vested portion of the Annual Subaccount amortized over a period designated by the Participant of not more than 15 years. Growth Factor on the unpaid balance will continue to be credited to Subaccounts as provided in Section 7.4.

10.4.3                  Default Form of Payment. Plan benefits with respect to an Annual Subaccount will be payable in a lump sum if no effective Form of Benefit Election is in effect for that Annual Subaccount at the time the Participant first becomes entitled to receive payment of all or any portion of the Annual Subaccount.

10.4.4                  Form of Payment to Beneficiary. A Participant who elects payment in installments for an Annual Subaccount may also elect whether, in the event of the Participant’s death prior to complete distribution of the Vested portion of the Participant’s Annual Subaccount:

(a)                                  The remaining amount of the Participant’s Annual Subaccount is to be paid in a lump sum to the Beneficiary (in which case payment will be made within 30 days after the date of death), or

(b)                                 Installment payments are to be made to the Beneficiary over the elected installment period (or over the remainder of the period).

Installment payments will be made to the Beneficiary over the elected installment period (or the remainder of that period) if no effective election with respect to the form of payment to the Beneficiary is in effect for that Annual Subaccount at the time of the Participant’s death.

10.4.5                  Changes to Form of Benefit Election. A Participant may amend, revoke, or replace a Form of Benefit Election for a particular Annual Subaccount, subject to the following restrictions (unless the Committee expressly waives or modifies one or more of such restrictions based on the Committee’s determination that such waiver or modification would not result in constructive receipt or cause the Plan not to meet the requirements of applicable law or Treasury Regulations):

(a)                                  In no event may a Participant change his or her Form of Benefit Election for an Annual Subaccount to accelerate the time or schedule of any distribution under the Plan.

(b)                                 No changes to an existing Form of Benefit Election for an Annual Subaccount may be made after the Participant (or a Beneficiary) has received or become entitled to receive any payment of Plan benefits for the Annual Subaccount covered by that election.

(c)                                  No change to an existing Form of Benefit Election for an Annual Subaccount may take effect until at least 12 months after the date of such amended Form of Benefit Election.

(d)                                 With respect to distributions other than distributions upon the death or Disability of a Participant or distributions under Section 10.1.1, the first date on which a distribution or installment may be made under the amended Form of Benefit Election for an Annual Subaccount may not be earlier than five years after the date the distribution or payment would otherwise have been made.

(e)                                  In no event may a Participant make more than one amendment to a Form of Benefit Election for any particular Annual Subaccount to delay any distribution or payment.

(f)                                    The Committee may modify the foregoing restrictions and/or adopt other restrictions from time to time to provide for efficient administration of the Plan and to cause the Plan to comply with applicable law and Treasury Regulations.

10.5                           Lump Sum Payments. Subject to the limitations provided in Section 10.3, for lump sum payments, the balance of a Participant’s Annual Subaccount (and Subaccounts) will be determined pursuant to Section 7.4 as of the last Valuation Date that is at least five business days prior to the payment date specified in this Section 10.5. Lump sum payments will be made, as elected by the Participant in his or her Form of Benefit Election for an Annual Subaccount, either within 65 days of the termination of employment or, if later and if elected by the Participant in the Form of Benefit Election, on the first business day of the first calendar year beginning after the date of termination.

10.6                           Installment Payments.

10.6.1                  Installments. Subject to the limitations provided in Section 10.3, the first installment will be made on the first day of the second calendar month beginning after termination of employment (the “Initial Installment Date”) and on subsequent anniversaries of such date (“Installment Dates”). The amount of each installment will be equal to the balance of the Annual Subaccount as of the last Valuation Date that is at least five business days prior to the Installment Date divided by the number of remaining installments (including the installment payment being determined).

Example:  If a Participant terminated employment on September 20, 2005, and had elected annual installments over five years, and if the Committee has adopted daily Valuation Dates, the first installment would be due November 1, 2005, and would be equal to one-fifth of the balance of the Annual Subaccount on the October 24, 2005, Valuation Date. The second installment would be due November 1, 2006, and would be equal to one-fourth of the balance of the Annual Subaccount on the October 24, 2006, Valuation Date.

10.6.2                  Growth Factor. The Annual Subaccount (and Subaccounts) will continue to accrue Growth Factor as provided in Section 7.4 until the final installment payment is made.

10.7                           Payment to Guardian. If a distribution is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or person. The Committee may require proof of incompetency, minority, incapacity, or guardianship as it may deem appropriate prior to distribution. Such distribution will completely discharge the Committee from all liability with respect to such benefit.

11.                                 BENEFICIARY DESIGNATION

11.1                           Beneficiary Designation. Each Participant will have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan will be paid in the event of a Participant’s death prior to complete distribution of the Participant’s Deferral Account. Each Beneficiary designation must be in a written form approved by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime. Designation by a married Participant of a Beneficiary other than the Participant’s spouse will not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

11.2                           Amendments. Except as provided below, any nonspousal designation of Beneficiary may be changed by a Participant without the consent of such Beneficiary by the filing of a new designation with the Committee. The filing of an effective new designation will cancel all designations previously filed.

11.3                           Change in Marital Status. If the Participant’s marital status changes after the Participant has designated a Beneficiary, the following provisions will apply:

11.3.1                  Unmarried at Designation. If the Participant is married at death but was unmarried when the designation was made, the designation will be void unless the spouse has consented to it in the manner prescribed above.

11.3.2                  Married at Designation but Unmarried at Death. If the Participant is unmarried at death but was married when the designation was made:

(a)                                  The designation will be void if the spouse was named as Beneficiary.

(b)                                 The designation will remain valid if a nonspouse Beneficiary was named.

11.3.3                  Different Spouse. If the Participant was married when the designation was made and is married to a different spouse at death, the designation will be void unless the new spouse has consented to it in the manner prescribed above.

11.4                           No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided in this Section 11, or if the Beneficiary designated by a Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary will be the person in the first of the following classes in which there is a survivor:

11.4.1                  Spouse. The Participant’s surviving spouse;

11.4.2                  Children. The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue will take by right of representation the share the parent would have taken if living; or

11.4.3                  Estate. The Participant’s estate.

12.                                 ADMINISTRATION

The Plan will be administered by the Committee. The Committee will have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan, including without limitation the authority to make, modify, interpret and enforce appropriate rules and regulations for the administration of the Plan and to decide or resolve any and all questions regarding the interpretation of Plan provisions. A majority vote of the Committee members will control any Committee decision. The Committee’s powers and duties include, but are not limited to, the following:

(a)                                  Responsibility for the compilation and maintenance of all records necessary in connection with the Plan;

(b)                                 Authorizing the payment of all benefits and expenses of the Plan as they become payable under the Plan; and

(c)                                  Authority to engage such legal, accounting, and other professional services as it may deem proper.

Decisions by the Committee will be final and binding upon all parties affected by the Plan, including Participants and Beneficiaries of Participants.

The Committee may rely on information and recommendations provided by supervisory management. The Committee may delegate to a subcommittee composed of less than all Committee members or to supervisory management who are not Committee members the responsibility for decisions that it may make or actions that it may take under the terms of the Plan, subject to the Committee’s reserved right to review such decisions or actions and modify them when necessary or appropriate under the circumstances. The Committee will not allow any Participant to obtain control over decisions or actions that affect that Participant’s Plan benefits.

13.                                 MISCELLANEOUS

13.1                           Nonassignability of Benefits. Except as otherwise provided by applicable law, a Participant’s benefits under the Plan, including the right to receive payment of the Deferral Account or any Subaccount, may not be sold, transferred, anticipated, assigned, pledged, hypothecated, seized by legal process, subjected to claims of creditors in any way, or otherwise disposed of.

13.2                           Governing Law. This Plan and any amendments will be construed, administered, and governed in all respects in accordance with applicable federal law and the laws of the State of Delaware.

13.3                           No Right of Continued Employment. Nothing in the Plan will confer upon any person the right to continue in the employ of any Employer or interfere in any way with the right of any Employer to terminate the person’s employment at any time.

13.4                           Withholding Taxes. The Employers will withhold any taxes required by law to be withheld in connection with payment of benefits under this Plan. In the event any Employer will be required to withhold taxes with respect to Employer Contributions or the accrual of Growth Factor pursuant to the Plan, the Employer will have the right to require a Participant to reimburse them for any such taxes.

14.                                 CLAIMS PROCEDURE

14.1                           Following Claims Procedure. Any Participant or Death Beneficiary (a “Claimant”) may file a claim for benefits under the Plan by following the procedure set forth in this Section.

14.2                           Authorized Representative. A Claimant may appoint an authorized representative to represent the Claimant at any stage of the claims procedure. The appointment is made by a statement in writing naming the person who is to be the Claimant’s authorized representative and signed by the Claimant.

14.3                           Filing Initial Claim. A claim must be filed by personally delivering or mailing a written communication making the claim for benefits, prepared by either the Claimant or the Claimant’s authorized representative, to the Committee, which is Plan Administrator for the Plan, for action upon the claim.

14.4                           Denial of Initial Claim.

14.4.1                  Time Period for Denial Notice.

(a)                                  General. The Committee will make a decision on the claim as soon as practicable. If the claim is wholly or partially denied, the Committee will, within a reasonable period of time after receipt of the claim, furnish the Claimant written or electronic notice setting forth, in a manner calculated to be understood by the Claimant, the information set forth below. Any electronic notice must comply with 29 CFR Section 2520.104b-1(c)(1)(i), (iii), and (iv). Except as provided in Section 14.4.1(b), in no event may the response to the initial claim be given more than 90 days after the filing of the claim, unless special circumstances require an extension of time for processing the claim. If an extension is required, written notice of the extension must be furnished to the Claimant prior to the termination of the initial 90-day period. In no event may the extension exceed a period of 90 days from the end of the initial response period. The extension notice must indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision. The time period for providing notice of the decision on the claim will begin when the claim is filed in accordance with the Plan’s procedures, without regard to whether all the information necessary to make a decision on the claim accompanies the filing.

(b)                                 Disability Claims. In the case of a claim for disability benefits, the Committee must notify the Claimant of a claim denial within a reasonable period of time, but not later than 45 days after receipt of the claim. This period may be extended for up to 30 days, provided that the Committee determines that the extension is necessary due to matters beyond the control of the Committee and notifies the Claimant, before the end of the initial 45-day period, of the circumstances requiring an extension of time and the date by which the Committee expects to make a decision. If, before the end of the first 30-day extension period, the Committee determines that, due to matters beyond the control of the Committee, a decision cannot be made within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Committee notifies the Claimant, before the end of the first 30-day extension period, of the circumstances requiring the extension and the date by which the Committee expects to make a decision. In the case of any extension, the extension notice must specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information, if any, needed to resolve those issues. If the extension is necessary because the Claimant failed to submit the information necessary to resolve the claim, the Claimant will be afforded at least 45 days to provide the specified information, and the period for deciding the claim will be tolled from the date the extension notice is sent to the Claimant until the date the Claimant responds to the request for additional information.

14.4.2                  Contents of Notice.

(a)                                  General. If the claim is wholly or partially denied, the denial notice must state:

(i)                                     The specific reason or reasons for the denial;

(ii)                                  Reference to specific provisions of the Plan on which the denial is based;

(iii)                               A description of any additional material or information necessary for the Claimant to complete the claim and an explanation of why such material or information is necessary; and

(iv)                              An explanation of the claim review procedure and the time limits applicable to such procedure set forth in this Section 14, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following a denial of the claim on review.

(b)                                 Disability Claims. If a claim for disability benefits is denied, the denial notice must contain the following additional information:

(i)                                     If an internal rule, guideline, protocol, or other similar criterion was relied on in deciding the claim, the notice must either provide the specific rule, guideline, protocol, or other similar criterion, or state that the rule, guideline, protocol, or other similar criterion was relied on in making the decision and that a copy will be provided free of charge to the Claimant on request.

(ii)                                  If the claim denial was based on a medical necessity, experimental treatment, or similar exclusion or limit, the notice must contain either an explanation of the scientific or clinical judgment for the decision, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such an explanation will be provided free of charge on request.

14.5                           Appeal of Denied Claim.

14.5.1                  General. If the claim is denied in whole or in part pursuant to Section 14.4, the Claimant may, within a reasonable period of time, taking into consideration the nature of the benefit that is the subject of the claim and other attendant circumstances, file a request with the Committee for a full and fair review. Except as provided in Section 14.5.2, in no event may the period for requesting review expire less than 60 days after receipt of written or electronic notification of denial. If the request for review is not made on a timely basis, the Claimant will be deemed to have waived the right to review.

The appeal is made by personally delivering or mailing a written request for review, prepared by either the Claimant or the Claimant’s authorized representative, to the Committee. The Claimant or the Claimant’s duly authorized representative may, at or after the time of making the appeal, review pertinent documents and submit issues and comments in writing. The Committee’s review will take into account all information submitted by the Claimant relating to the claim, whether or not such information was submitted or considered in the initial claim determination. The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, information relevant to the Claimant’s claim.

14.5.2                  Disability Claims. With respect to a request for review of a denied claim for disability benefits, the following additional requirements will apply:

(a)                                  The Claimant will have at least 180 days after receipt of the notice of denial to request a review of the claim.

(b)                                 The review of the claim will not afford deference to the initial decision on the claim, and will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the decision that is the subject of the appeal, nor a subordinate of such an individual.

(c)                                  If the initial claim denial was based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. This health care professional may not be an individual who was consulted in connection with the decision that is the subject of the appeal, or a subordinate of such an individual.

(d)                                 The Committee must identify to the Claimant any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the initial decision on the claim, without regard to whether the advice was relied on in making the initial decision.

14.6                           Review of Appeal.

14.6.1                  Time Period for Decision on Review.

(a)                                  General. The Committee will review the appeal and act on the appeal. Except as provided in Section 14.6.1(b), the decision will be made promptly, and will not ordinarily be made later than 60 days after the receipt by the Committee of the written request for review, unless special circumstances require an extension of time for processing, in which case written notice of the extension will be furnished the Claimant prior to the commencement of the extension, and in which case a decision will be rendered as soon as possible but not later than 120 days after the receipt of the request for review. The extension notice must indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision. The time period within which the Committee must provide notice of the decision on review will begin when the request for review is filed in accordance with the Plan’s procedures, without regard to whether all the information necessary to make the decision on review accompanies the filing. If an extension is necessary due to the Claimant’s failure to submit information necessary to resolve the claim, the period for making a decision on review will be tolled from the date the extension notice is sent to the Claimant until the date the Claimant responds to the request for additional information.

(b)                                 Disability Claims. In the case of a claim for disability benefits, the Committee must notify the Claimant of the decision on review within a reasonable period of time, but not later than 45 days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing. If an extension is required, the decision will be made and furnished to the Claimant not later than 90 days after receipt of the request for review. The Claimant must be notified in writing of any extension within 45 days after the request for review was filed. The extension notice must indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the decision on review. If an extension is necessary due to the Claimant’s failure to submit information necessary to resolve the claim, the period for making a decision on review will be tolled from the date the extension notice is sent to the Claimant until the date the Claimant responds to the request for additional information.

14.6.2                  Content and Form of Notice.

(a)                                  General. The decision on review must be in writing or by electronic notification and must include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and references to the specific provisions of this Plan on which the decision is based. The decision on review must inform the Claimant that he or she is entitled to receive, upon request and free of charge, reasonable access to, and copies of, information relevant to the claim, and that he or she may bring an action under ERISA Section 502(a). A copy of the decision on review must be furnished to the Claimant.

(b)                                 Disability Claims. With respect to claims for disability benefits, the notice of the decision on review must contain the information described in Section 14.4.2(b)(i) and 14.4.2(b)(ii) and must include the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U. S. Department of Labor Office and your state insurance regulatory agency.”

14.7                           Further Review. Any further review, judicial or otherwise, of the decision on the appeal will be limited to whether, in the particular instance the Committee acted arbitrarily or capriciously in the exercise of its discretion. In no event will any such further review, judicial or otherwise, be on a de novo basis as the Committee has discretionary authority to determine eligibility for benefits and to construe the terms of this Plan.

14.8                           Consistent Application. The Committee will establish administrative processes and safeguards to ensure and verify that claim determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated Claimants, as required by applicable law.

15.                                 AMENDMENTS AND TERMINATION

Corporation’s Board of Directors has the power to terminate this Plan at any time or to amend this Plan at any time and in any manner that it may deem advisable; provided however that any such amendment that would materially change the benefits provided under the Plan will be subject to the prior approval of Corporation’s Compensation Committee. In the event of termination of the Plan, Participant Deferral Contributions and Employer Contributions credited and Earnings accrued pursuant to the Plan prior to the effective date of the termination will continue to be subject to the provisions of the Plan as if the Plan had not been terminated.

16.                                 DEFINITIONS

For purposes of this Plan, capitalized terms not otherwise defined in the Plan have the following meanings.

“Annual Bonus” means, for each Participant, the amount (if any) payable to the Participant for a calendar year under Corporation’s Annual Cash Incentive Award Plan, as such plan or program is amended or modified from time to time.

“Applicable Compensation Limitation” means the annual compensation limit amount specified in IRC § 401(a)(17), after adjustment as provided in IRC § 401(a)(17)(B).

“Base Compensation” means regular base salary, excluding: Annual Bonuses; Employer Contributions under the Plan; other bonuses; noncash fringe benefits; income or gain from the grant, vesting, or exercise of stock, restricted stock, or stock options; and employer contributions to any employee pension plan, welfare benefit plan, or other employee benefit plan, program, or arrangement. For purposes of the Plan, Base Compensation is determined before deducting from base salary a Participant’s elective pre-tax contributions to any 401(k) plan or salary reduction contributions to any cafeteria plan.

“Beneficiary” means the person or persons designated by a Participant as provided in Section 11 to whom benefits under this Plan will be paid in the event of a Participant’s death prior to complete distribution of the Participant’s Deferral Account.

“Change in Control” means:

(a)                                  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change in Control: (i) any acquisition directly from Corporation, (ii) any acquisition by Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b)                                 Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)                                  Consummation by Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Corporation or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)                                 Approval by the shareholders of Corporation of a complete liquidation or dissolution of Corporation.

“Committee” means a committee of not less than three individuals designated by Corporation’s Chief Executive Officer to administer the Plan. Members of the Committee may be Participants in the Plan. The initial members of the Committee on the Effective Date are Curtis M. Stevens, Russell S. Pattee and Andrea L. Vicino.

“Deferral Account” means the record-keeping account maintained as provided in Section 7.1 to reflect a Participant’s benefits under the Plan. Unless the context otherwise requires, references to a Participant’s Deferral Account include both the Participant’s Participant Deferral Contribution Account and Employer Contribution Accounts and all Subaccounts of both such Accounts.

“Deferral Period” means a calendar year or, for 2004, the period beginning October  1, 2004 and ending December 31, 2004. For a Participant who becomes a Participant after the beginning of a calendar year, the initial Deferral Period for such Participant will be the portion of such calendar year beginning on the first day of the first Pay Period beginning at least 30 days after the individual became a Participant.

“Dependent” means the dependents of a Participant within the meaning of IRC § 152(a).

“Disability” A Participant will be deemed to be Disabled for purposes of this Plan under the following conditions:

(a)  The Participant’s total and permanent disability has existed for a period of five consecutive months; and

(b)  The Participant’s total and permanent disability, together with the period of its existence, has been substantiated by the Committee on the basis of medical reports and a

Social Security disability award. The Committee will have the right to require a medical report or reports from a doctor or doctors of its own selection, but at Corporation’s expense.

“Earnings” with respect to a Participant’s Deferral Account means the net amount of Growth Factor credited to the Participant’s Deferral Account and Subaccounts as described in Section 7.2.

“Employers” mean Corporation and any subsidiary or affiliate of Corporation that is an employer, for income tax purposes, of one or more Participants.

“Employer Contribution” means a contribution by an Employer for a Participant as described in Section 6.

“Employer Contribution Accounts” means the portions of a Participant’s Deferral Account attributable to Employer Contributions credited on behalf of the Participant. References to a Participant’s Employer Contribution Accounts include the Participant’s QPSC Account, QPMC Account, and Employer Match Account as described in Section 7.1.2.

“Employer Match Account” means an Employer Contribution Account as described in Section 7.1.2 to which Employer Matching Contributions are credited.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Fund” means an investment as described in Section 7.2.3 for the sole purpose of calculating the Growth Factor to be credited to or charged against a Participant’s Deferral Account. The Committee will designate the Investment Funds available under the Plan and may add to, subtract from, or otherwise change the designated available Investment Funds from time to time.

“IRC” means the Internal Revenue Code of 1986, as amended. References to a particular Section will include any successor section.

“Measurement Period” means the period between any two successive regular or special Valuation Dates.

“Participant” has the meaning given in Section 4.

“Participant Deferral Contribution” means the portion of a Participant’s Base Compensation and/or Annual Bonus that the Participant elects to defer pursuant to an Participant Deferral Election as described in Section 5.1 of the Plan.

“Participant Deferral Contribution Account” means the portion of a Participant’s Deferral Account attributable to Participant Deferral Contributions made by the Participant.

“Participant Deferral Election” means a written election by a Participant for a Deferral Period in a form prescribed by or at the direction of the Committee, by which the Participant (a) elects to defer either all or a portion of the Participant’s Base Compensation and/or Annual Bonus for the Deferral Period pursuant to Section 5.1 of the Plan and (b) specifies a Form of Benefit Election for the portion of the Participant’s Deferral Account attributable to Participant

Deferral Contributions and Employer Contributions, and Earnings attributable to such contributions for such Deferral Period.

“Pay Period” means the period of service for an Employer for which Base Compensation is earned and paid under the payroll practices of the Employer.

“QPMC Account” means an Employer Contribution Account as described in Section 7.1.2 to which Qualified Plan Makeup Credit Employer Contributions are credited.

“QPSC Account” means an Employer Contribution Account as described in Section 7.1.2 to which Qualified Plan Supplemental Credit Employer Contributions are credited.

“Qualified Plan Compensation” for a Participant for a Qualified Plan Year means the Participant’s “Compensation” for such Qualified Plan Year as defined in the Qualified Plans.

“Qualified Plan Year” means the calendar year.

“Qualified Plans” mean Corporation’s Retirement Account Plan and the profit sharing component of Corporation’s Salaried 401(k) and Profit Sharing Plan.

“Reporting Person” means a Participant who is subject to the requirements of Section 16(a) of the Exchange Act.

“Retirement Age” means age 65, or such other age as is designated by the Committee.

“Specified Employee” means a key employee of an Employer within the meaning of IRC § 416(i).

“Subaccount” means a portion of a Participant’s Deferral Account as described in Section 7.1.4.

“Total Compensation” for a Participant for any Qualified Plan Year means the Participant’s Qualified Plan Compensation for such year, increased by the amount of the Participant’s Annual Deferral Contributions that, but for the Participant’s Participant Deferral Election, would have been paid to the Participant and included in the Participant’s Qualified Plan Compensation for such Qualified Plan Year.

“Valuation Date” means a date as of which Deferral Accounts and Subaccounts are determined pursuant to Section 7.4. The last date of each calendar month will be a regular Valuation Date. For purposes of Section 7.4, the date of any distribution to a Participant or Beneficiary will be a special Valuation Date (and will mark the end of a Measurement Period as of such special Valuation Date). In addition, the Committee may utilize additional special Valuation Dates (up to a daily valuation basis) to the extent the Committee determines such special Valuation Dates are necessary or useful.

“Vested” means to become no longer subject to forfeiture pursuant to Section 9.2.

“Years of Service” has the meaning provided for such term for vesting purposes under the Qualified Plans.

This Plan was adopted as of the Effective Date.

LOUISIANA-PACIFIC CORPORATION

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